                                                                  Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Supervisory Board

dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft:

We consent to the incorporation by reference in the registration statements (File Nos. 33-74674, 333-07529, 333-07531, 333-47230 and 333-65852) on Form S-8
of OM Group, Inc. of our report dated November 30, 2001 with respect to the combined balance sheets of dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft and subsidiaries as of December 31, 2000 and 1999, and September 30, 1999 and the related combined statements of operations, shareholder's equity, and cash flows for the year ended December 31, 2000, the three months ended December 31, 1999, and the years ended September 30, 1999 and 1998 which report appears in Form 8-K/A of OM Group, Inc. dated November 30, 2001.

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft

Frankfurt, Germany
November 30, 2001







                                                                              57